UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2004 (March 26, 2004)
Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 748-4540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On March 26, 2004, Gevity HR, Inc. (the “Company”) acquired the human resources outsourcing client portfolio of EPIX Holdings Corporation, a Delaware corporation (“EPIX”), from EPIX and certain of its subsidiaries. The transaction was accomplished by an assignment by EPIX and its subsidiaries to the Company of all of its client service agreements, which cover approximately 2,100 clients, which have in the aggregate approximately 30,000 worksite employees. In addition, approximately 150 internal employees of EPIX were offered employment with the Company.

     The purchase price for the acquired assets was $36 million. In connection with the acquisition, the Company entered into a $35 million unsecured credit facility with Bank of America, N.A., which is described below. The Company utilized approximately $20 million of this facility to fund the purchase price for the acquisition and paid the remainder of the purchase price from its internal funds. Of this amount, $2.5 million is being held in an escrow account as security for certain indemnification obligations of EPIX under an asset purchase agreement. The asset purchase agreement and the transition services agreement between the Company and EPIX are attached hereto as Exhibits 2.1 and 2.2, respectively.

Item 5. Other Events and Required FD Disclosure

     On March 26, 2004, the Company entered into a credit agreement with Bank of America, N.A. Certain subsidiaries of the Company named in the credit agreement have guaranteed the obligations of the Company under the credit agreement. The credit agreement provides for borrowings in an amount not to exceed $35 million and has a term of three years. Loan advances bear interest at a rate equal to an applicable margin (based upon a ratio of total debt to EBITDA) plus one of the following indexes: (i) 30-day LIBOR and (ii) the Bank of America prime rate. Up to $7 million of the loan commitment can be made through letters of credit issued by Bank of America. With respect to outstanding letters of credit, a fee determined by reference to the applicable margin plus a fronting fee of 0.125% per annum will be charged on the aggregate stated amount of each outstanding letter of credit. A fee of 50 basis points is charged for any unused portion of the loan commitment. The credit agreement includes certain financial maintenance requirements and affirmative and negative covenants, and is attached hereto as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired. The financial statements required pursuant to this item are not included in this report. These financial statements will be filed not later than June 9, 2004.

     (b) Pro Forma Financial Information. The pro forma financial information required pursuant to this item are not included in this report. The pro forma financial information will be filed not later than June 9, 2004.

     (c) Exhibits.

Exhibit
Number	Description
2.1	Asset Purchase Agreement dated March 26, 2004, among Gevity HR, Inc., EPIX Holdings Corporation and the subsidiaries of EPIX Holdings Corporation named therein. (Schedules and exhibits omitted except for Exhibit B, the Transition Services Agreement, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items. Exhibit B to the Asset Purchase Agreement is attached as Exhibit 2.2 to this Report.)
2.2	Transition Service Agreement dated March 26, 2004, among Gevity HR, Inc., EPIX Holdings Corporation and the subsidiaries of EPIX Holdings Corporation named therein. (Schedules and exhibits omitted, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items.)
10.1	Credit Agreement dated as of March 26, 2004, among Gevity HR, Inc., as the Borrower, the subsidiaries of the Borrower named therein, as the Guarantors, and Bank of America, N.A., as the Lender. (Schedules and exhibits omitted, except for Exhibit A the Form of Loan Notice and Exhibit B the Form of Revolving Note, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2004

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols

Name: Gregory M. Nichols Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Asset Purchase Agreement dated March 26, 2004, among Gevity HR, Inc., EPIX Holdings Corporation and the subsidiaries of EPIX Holdings Corporation named therein. (Schedules and exhibits omitted, except for Exhibit B, the Transition Services Agreement, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items. Exhibit B to the Asset Purchase Agreement is attached as Exhibit 2.2 to this Report.)
2.2	Transition Service Agreement dated March 26, 2004, among Gevity HR, Inc., EPIX Holdings Corporation and the subsidiaries of EPIX Holdings Corporation named therein. (Schedules and exhibits omitted, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items.)
10.1	Credit Agreement dated as of March 26, 2004, among Gevity HR, Inc., as the Borrower, the subsidiaries of the Borrower named therein, as the Guarantors, and Bank of America, N.A., as the Lender. (Schedules and exhibits omitted, except for Exhibit A, the Form of Loan Notice and Exhibit B, the Form of Revolving Note, but copies of the omitted items will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Gevity HR, Inc. may request confidential treatment of the omitted items.)